Example Template : 77O



"DEUTSCHE Real Estate SECURITIES FUND"


N-Sar January 1, 2015 - June 30, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Cyrusone Inc	23283R100	6/24/2015
	$30.0	$339,000,000		"1.19%"
	GS, DB, BCLY, MS, CITI, JPM, RBC

Example Template : 77O



"DEUTSCHE RREEF GLOBAL REAL ESTATE SECURITIES
FUND
"

N-Sar January 1, 2015 - June 30, 2015



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Cyrusone Inc	23283R100	6/24/2015
	$30.0	$339,000,000	$1,109,730	0.33%
	GS, DB, BCLY, MS, CITI, JPM, RBC 	"CITI
"